SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) December 31, 1998


                              UWHARRIE CAPITAL CORP
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              (Exact name of Registrant as specified in its charter)




       NORTH CAROLINA               33-58882             56-1814206
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(State or other jurisdiction  (Commission File No.)(IRS Employer Identification
 of  incorporation)                                 number)



             134 NORTH FIRST STREET, ALBEMARLE, NORTH CAROLINA 28001
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                    (Address of principal executive offices)


Registrant's telephone number, including area code (704) 982-4415


                                 NOT APPLICABLE
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                 (Former address of principal executive offices)

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ITEM _5  OTHER EVENTS.

As reported in a Form 8-K dated September 21, 1998, the Registrant, since September 21, 1998, has conducted an offering of a minimum of 300,000 and a maximum of 850,000 shares of its common stock at a purchase price of $5.50 per share pursuant to its Prospectus dated September 21, 1998 (the "Offering"). The Offering expires at the earlier of (i) subscriptions accepted for all of the shares offered, or (ii) 5:00 p.m. Eastern Time on December 31, 1998, unless extended by resolution of the Board of Directors, which in such event, would last no later than 5:00 p.m. Eastern Time on March 31, 1999. Effective December 31, 1998, the Board of Directors extended the Offering until subscriptions have been accepted for all shares offered, or 5:00 p.m. Eastern Time on March 31, 1999, whichever is earlier. As of December 31, 1998, the Registrant had received subscriptions for 427,205 shares, more than the minimum 300,000 shares offered, leaving 422,795 shares to be sold in the extension of the Offering. Also, on December 31, 1998, the Registrant obtained proceeds from subscriptions received as of that date of $2,349,627.50. Net proceeds from the Offering will be used for corporate purposes which include (a) improving banking equipment and operating systems, providing new product lines, and implementing technological advances at the Registrant and its subsidiaries; (b) providing funds for internal growth and expansion through the hiring of new management personnel; and (c) financing de novo expansion or acquisitions that complement existing operations.



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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              UWHARRIE CAPITAL CORP



                              By:  /s/ Roger L. Dick
                                 --------------------
                                 Roger L. Dick
                                 President and Chief Executive Officer



Dated: February 16, 1999



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



                                  EXHIBIT INDEX


   EXHIBIT NUMBER                                      DESCRIPTION OF EXHIBIT
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      21(i)                               Letters to Current and Potential
                                          Subscribers from President and CEO,
                                          dated  January 1, 1999.

      21(ii)                              News Release dated February 15, 1999.